AMERICAN GROWTH FUND, INC.

BY-LAWS

ARTICLE I

Stockholders

Section 1. Place of Meeting. All meetings of

the stockholders shall be held at the principal office

of the Corporation or such other place in the State of

Colorado as designated by the Board of Directors.

Section 2. Annual Meetings. The annual meet-

ing of the stockholders of the Corporation shall be held

at 11: 00 A.M. Denver time on the third Wednesday of September each year (or if said day be a legal holiday then on the

next succeeding day not a legal holiday), for the pur-

pose of electing directors for the ensuing year and for

the transaction of such other business as may properly

be brought before the meeting.

Section 3. Special or Extraordinary Meetings.

Special extraordinary meetings of the stockholders

for any purpose or purposes may be called by the Presi-

dent, and shall be called by the Secretary upon receipt

of the request in writing signed by stockholders holding

not less than one quarter in amount of the entire capi-

tal stock issued and outstanding and entitled to vote

thereat. Such request shall state the purpose or pur-

poses of the proposed meeting.

Section 4. Notice of Meetings of Stockholders.

Not less than twenty days' and not more than ninety

Days’ written or printed notice of every meeting of stock-

holders, stating the time and place thereof (and the

general nature of the business proposed to be transacted

at any special or extraordinary meeting), shall be given

to each stockholder entitled to vote thereat by leaving

the same with him or at his residence or usual place of

business or by mailing it, postage prepaid, and

addressed to him at his address as it appears upon the

books of the Corporation.

No notice of the time, place or purpose of any

meeting of stockholders need be given to any stockholder

who attends in person or by proxy or to any stockholder

who, in writing executed and filed with the records of

the meeting, either before or after the holding thereof,

waives such notice.

Section 5, Closing of Transfer Books: Record

Dates. The Board of Directors may fix the time, not

exceeding twenty days preceding the date of any meeting

of stockholders, any dividend payment date or any date

for the allotment of rights, during which the books of

the Corporation shall be closed against transfers of

stock. If such books are closed for the purpose of

determining stockholders entitled to notice of or to

vote at a meeting of stockholders, such books shall be

closed for at least ten days immediately preceding such

meeting. In lieu of providing for the closing of the

books against transfers of stock as aforesaid, the Board

of Directors may fix, in advance, a date, not exceeding

forty days and not less than ten days preceding the date

of any meeting of stockholders, and not exceeding forty

days preceding any dividend payment date or any date for

the allotment of rights, as a record date for the deter-

mination of the stockholders entitled to notice of and

to vote at such meeting, or entitled to receive such

dividends or rights, as the case may be; and only stock-

holders of record on such date shall be entitled to

notice of and to vote at such meeting or to receive such

dividends or rights, as the case may be.

Section 6. Quorum, Adjournment of meetings.

The presence in person or by proxy of the holders of

record of a majority of the shares of the capital stock

of the Corporation issued and outstanding and entitled

to vote thereat, shall constitute a quorum at all meet-

ings of the stockholders. If at any meeting of the

shareholders there shall be less than a quorum present,

the shareholders present at such meeting may, without

further notice, adjourn the same from time to time until

a quorum shall attend, but no business shall be transacted

at any such adjourned meeting except such as might have

been lawfully transacted had the meeting not been adjourned ..

Section 7. Voting and Inspectors. At all

meetings of stockholders every stockholder of record

entitled to vote thereat shall be entitled to one vote

for each share of stock standing in his name on the books

of the Corporation (and such stockholders of record hold-

ing fractional shares shall have proportionate voting

rights as provided in the Articles of Incorporation) on

the date for the determination of stockholders entitled

to vote at such meeting, either in person or by proxy

appointed by instrument in writing subscribed by such

stockholder or his duly authorized attorney. No proxy

which is dated more than three months before the meeting

at which it is offered shall be accepted, unless such

proxy shall, on its face, name a longer period for which

it is to remain in force.

All elections shall be had and all questions

decided by a majority of the votes cast at a duly

constituted meeting, except as otherwise provided in

the Articles of Incorporation or in these By-Laws or by

specific statutory provision superseding the restric-

tions and limitations contained in the Articles of

Incorporation or in these By-Laws .

At any election of Directors, the Board of

Directors prior thereto may, or, if they have not so

acted, the chairman of the meeting may, and upon the

request of the holders of ten per cent (10%) of the

stock entitled to vote at such election shall, appoint

two inspectors of election who shall first subscribe an

oath or affirmation to execute faithfully the duties of

inspectors at such election with strict impartiality and

according to the best of their ability, and shall after

the election make a certificate of the result of the vote

taken.

The chairman of the meeting may cause a vote by

ballot to be taken upon any election or matter, and such

vote shall be taken upon the request of the holders of

ten per cent (10%) of the stock entitled to vote on such

election or matter.

Section 8. Conduct of stockholders ' Meetings.

The meetings of the stockholders shall be presided over

by the President, or if he is not present, by a Vice-

President, or if neither of them is present, by a chair-

man to be elected at the meeting. The Secretary of the

Corporation, if present, shall act as secretary of such

meetings, or if he is not present, an Assistant Secretary

shall so act; if neither the Secretary nor an Assistant

Secretary is present, then the meeting shall elect its

secretary.

Section 9. Concerning Validity of Proxies,

Ballots, Etc. At every meeting of the stockholders, all

proxies shall be received and taken in charge of and all

ballots shall be received and canvassed by the Secretary

of the meeting, who shall decide all questions touching

the qualification of voters, the validity of the proxies,

and the acceptance or rejection of votes, unless inspect-

ors of election shall have been appointed as provided in

Section 7, in which event such inspectors of election

shall decide all such questions.

ARTICLE II

Board of Directors

Section 1. Number and Tenure of Office. The

business and property of the Corporation shall be conducted

and managed by a Board of Directors consisting

of not less than three Directors, which number may be

increased or decreased as provided in Section 3 of this

Article. Each director shall hold office until the annual

meeting of stockholders of the Corporation next succeed-

ing his election or until his successor is duly elected

and qualifies. Directors need not be stockholders.

Section 2. Vacancies. In case of any vacancy

in the Board of Directors through death, resignation, or

other cause, a majority of the remaining Directors,

although such majority is less than a quorum, by an

affirmative vote, may elect a successor to hold office

until the next annual meeting of the stockholders of the

Corporation or until his successor is duly elected and

qualifies.

Section 3. Increase or Decrease in Number of

Directors. The Board of Directors, by the vote of a

majority of the entire Board, may increase the number

of Directors to a number not exceeding twenty-five, and

may elect Directors to fill the vacancies created by

any such increase in the number of Directors until the

next annual meeting or until their successors are duly

elected and qualify. The Board of Directors, by the

vote of a majority of the entire Board, may likewise

decrease the number of Directors to a number not less

than three.

Section 4. Election of Entire New Board. If

at any time after the first annual meeting of stock-

holders of the Corporation a majority of the Directors

in office shall consist of Directors elected by the

Board of Directors, a meeting of the stockholders shall

be called forthwith for the purpose of electing the

entire Board of Directors, and the terms of office of

the Directors then in office shall terminate upon the

election and qualification of such Board of Directors.

Section 5. Place of Meeting. The Directors

may hold their meetings, have one or more offices, and

keep the books of the Corporation outside the State of

Maryland, at any office or offices of the Corporation or

at any other place as they may from time to time by reso-

lution determine, or, in the case of meetings, as shall

be specified or fixed in the respective notices or waivers

of notice thereof.

Section 6. Regular Meetings. Regular meetings

of the Board of Directors shall be held at such time and

on such notice, if any, as the Directors may from time to

time determine.

The annual meeting of the Board of Directors

shall be held as soon as practicable after the annual

meeting of the stockholders for the election of Directors.

Section 7. Special Meetings. Special meetings

of the Board of Directors may be held from time to time

upon call of the President. No notice need be given to

any Director who attends in person or to any Director who,

in writing executed and filed with the records of the

meeting either before or after the holding thereof, waives

such notice. Such notice or waiver of notice need not

state the purpose or purposes of such meeting.

Section 8. Quorum. One-third of the Directors

shall constitute a quorum for the transaction of business,

provided that a quorum shall in no case be less than two

Directors. If at any meeting of the Board there shall be

less than a quorum present, a majority of those present

may adjourn the meeting from time to time until a quorum

shall have been obtained. The act of the majority of the

Directors present at any meeting at which there is a

quorum shall be the act of the Directors, except as may

be otherwise specifically provided by statute, by the

Articles of Incorporation, by these By-Laws, or by any

contract or agreement to which the Corporation is a party.

Section 9. Investment Authority. The majority

of the Board of Directors shall have the power and/or

authority to make contracts for the purchase and sale of

any and all securities on behalf of the Corporation and

shall act as an investment committee for the purpose of

acquiring or selling securities on behalf of this Cor-

poration and make any and all decisions in connection

therewith.

Section 10. Committees. The Board of Directors,

by the affirmative vote of a majority of the entire Board,

may appoint committees which shall in each case consist

of such number of members (not less than two) who need

not be members of the Board of Directors and shall have

and may exercise such powers as the Board may determine

in the resolution appointing them. A majority of all

members of any such committee may determine its action

and fix the time and place of its meetings, unless the

Board of Directors shall otherwise provide. The Board of

Directors shall have power at any time to change the mem

Bers and powers of any such committee, to fill vacancies,

and to discharge any such committee.

Section 11. Compensation of Directors. No

director shall receive any stated salary or fees from

the Corporation for his services as such director if such

director is, otherwise than by reason of being such dir-

ector, affiliated (as such term is defined by the

Investment Company Act of 1940) with the Corporation or

with its investment adviser or principal underwriter.

Except as provided in the preceding sentence, directors

shall be entitled to receive such compensation from the

Corporation for their services as may from time to time

be voted by the Board of Directors within the limita-

tions of Section 1 of Article VII hereof.

ARTICLE III

Officers

Section 1. Executive Officers. The executive

officers of the Corporation shall be chosen by the Board

of Directors as soon as may be practicable after the

annual meeting of the stockholders. These shall include

a President (who shall be the principal executive officer

of the Corporation, and shall be a Director), one or more

Vice-Presidents (the number thereof to be determined by

the Board of Directors), a Secretary and a Treasurer. The

Board of Directors or the Executive Committee may also in

its discretion appoint Assistant Secretaries, Assistant

Treasurers, and other officers, agents and employees, who

shall have such authority and perform such duties as the

Board or the Executive Committee may determine. The Board

of Directors may fill any vacancy which may occur in any

office. Any two offices, except those of President and

Vice-President, may be held by the same person, but no

officer shall execute, acknowledge or verify any instru-

ment in more than one capacity, if such instrument is

required by law or these By-Laws to be executed, acknowl-

edged or verified by two or more officers.

Section 2. Term of Office. The term of office

of all officers shall be one year and until their

respective successors are chosen and qualified, subject,

however, to the provision for removal contained in the

Articles of Incorporation. Any officer may be removed

from office at any time with or without cause by the vote

of a majority of the entire Board of Directors.

Section 3. Powers and Duties. The officers of

the Corporation shall have such powers and duties as

generally pertain to their respective offices, as well as

such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

ARTICLE IV

Capital stock

Section 1. Certificates of Shares. The interest

of each stockholder of the Corporation shall be evidenced

by certificates for shares of stock in such form as the

Board of Directors may from time to time prescribe. No

certificate shall be valid unless it is signed by the

President or a Vice-President and by the Secretary or an

Assistant Secretary or the Treasurer or an Assistant

Treasurer of the Corporation and sealed with its seal or

unless it bears the facsimile signatures of such officers

and a facsimile of such seal.

Section 2. Transfer of Shares. Shares of the

Corporation shall be transferable on the books of the

Corporation by the holder thereof in person or by his duly

authorized attorney or legal representative, upon surrend-

er and cancellation of certificates for the same number

of shares of the same class, duly endorsed or accompanied

by proper instruments of assignment and transfer, with

such proof of the authenticity of the signature as the

Corporation or its agents may reasonably require.

Section 3. Stock Ledgers. The stock ledgers

of the Corporation, containing the names and addresses of

the stockholders and the number of shares held by them

respectively, shall be kept at the principal offices of

the Corporation, or, if the Corporation employs a trans-

fer agent, at the offices of the Transfer Agent of the

Corporation and shall during the usual business hours of

every business day be open for the inspection of any

person or persons who hold and have held, for at least

six months, in the aggregate five per cent of the out-

standing shares of the Corporation.

Section 4. Lost, stolen or Destroyed

Certificates. The Board of Directors or the Executive

Committee may determine the conditions upon which a new

certificate of stock of the Corporation of any class may

be issued in place of a certificate which is alleged to

have been lost, stolen or destroyed; and may, in their

discretion, require the owner of such certificate or his

legal representative to give bond, with sufficient surety

to the Corporation and the Transfer Agent, if any, to

indemnify it and such Transfer Agent against any and all

loss or claims which may arise by reason of the issue of

a new certificate in the place of the one so lost, stolen

or destroyed.

ARTICLE V

Corporate Seal

The Board of Directors shall provide a suitable

corporate seal, in such form and bearing such inscriptions

as it may determine.

ARTICLE VI

Fiscal Year

The fiscal year of the Corporation shall begin

on the first day of January and shall end on the thirty-

first day of December in each year.

ARTICLE VII

Miscellaneous

Section 1. (a) Management Contract. Any manage-

ment contract in effect after the first annual meeting of

stockholders of the Corporation, to which the Corporation

is or shall become a party, whereby, subject to the con-

rol of the Board of Directors of the Corporation, the

investment portfolio of the Corporation shall be managed

or supervised by the other party to such contract, shall

be effective and binding only upon the affirmative vote

of a majority of the outstanding voting securities of the

Corporation (as defined in the Investment Company Act of

1940), and the management contract currently in effect

shall be submitted at every annual meeting of stockholders

of the Corporation for ratification by the affirmative

vote of such majority. Any management contract to which

the Corporation shall be a party whereby, subject to the

control of the Board of Directors of the Corporation , the

investment portfolio of the Corporation shall be managed

or supervised by the other party to such contract, shall

provide, among other things, that such contract cannot be

transferred, assigned, sold or in any manner hypothecated

or pledged by the other party thereto. Such management

contract shall prohibit the other party thereto from

making short sales of shares of capital stock of the Cor-

poration; and such management contract shall prohibit such

other party from purchasing shares otherwise than for

investment, and shall require such other party to advise

the Corporation of any sales of shares of the capital stock

of the Corporation made by such person or organization

less than two months after the date of any purchase by

him or it of shares of the capital stock of the Corporation.

Unless any such contract shall expressly otherwise provide,

any provision therein for the termination thereof by action

of the Board of Directors of the Corporation shall be

construed to require that such termination can be accom-

plished only upon the vote of a majority of the entire

Board.

(b) Certain Expenses. The compensation to be

paid to all directors, officers and employees of the

Corporation and the compensation to be paid to the other

party to any management contract shall be subject to the

limitation that the aggregate expense incurred by the

Corporation in any fiscal quarter for the compensation

of directors, officers and employees of the Corporation,

rental of offices and office expenses, investment advis-

ory, management, statistical and research services and

facilities, and all clerical services and facilities

relating thereto, shall not exceed one-quarter (1/4) of

one per cent (1%) of the average value of the net assets

of the Corporation during such quarter. Such aggregate

expenses shall not include (1) charges and expenses of

custodians and depositaries; (2) legal and auditing

expenses; (3) charges and expenses of transfer agents and

registrars; (4) brokers' commissions; (5) issue and trans-

fer taxes chargeable to the Corporation; (6) taxes and

corporate fees payable by the Corporation to Federal,

State or other governmental agencies; (7) cost of stock

certificates; (8) fees and expenses involved in register-

ing and maintaining registration of the Corporation and its

shares with the Securities and Exchange Commission, includ-

ing the preparation and printing of prospectuses for

filing with said Commission; and (9) expenses of share-

holders' and directors' meetings and of preparing, print-

ing and distributing reports to shareholders .

Section 2. Distributing Contract for Shares ..

Any management contract may also provide that the other

party to such contract will act as distributor of the

shares of this Corporation, either as agent of this Cor-

poration to obtain subscriptions for and sell such shares

or as principal, buying from this Corporation and resell-

ing such shares for its own account; or this Corporation

may enter into such a distributor s contract with any

other person, association, corporation or firm. Any

such distributor's contract shall fix the total com-

mission or sales charge to be charged upon the sale of the

Corporation's shares, and shall require the distributor

to pay the following: (a) all expenses of printing and

distributing any prospectus for use in offering shares

of this Corporation for sale, and any prospectus other-

wise used by the distributor; (b) all other expenses of

advertising and of preparing, printing and distributing

all other literature or material for use in connection

with offering shares of the Corporation for sale; and

(c) the fees and expenses (other than auditing expenses)

of qualifying shares of the Corporation for sale and of

qualifying the Corporation as a dealer or broker in any

state. The cost of printing prospectuses for the joint

use of the Corporation and distributor shall be divided

equitably between them.

Section 3, Reports to Stockholders. The books

of account of the Corporation shall be examined by an

independent firm of public accountants at the close of

each annual and semi-annual fiscal period of the Corpora-

tion and at such other times, if any, as may be directed

by the Board of Directors of the Corporation. A report

to the stockholders based upon each annual examination

shall be mailed to each stockholder of the Corporation,

of record on such date with respect to each report as may

be determined by the Board of Directors, at his address

as the same appears on the books of the Corporation.

Each such report shall show the assets and liabilities of

the Corporation as of the close of the annual period

covered by the report and the securities in which the

funds of the Corporation were then invested; such report

shall also show the Corporation's income and expenses

for the period from the end of the Corporation's preced-

ing fiscal year to the close of the annual period

covered by the report and any amount paid during such

period to any security dealer, legal counsel, transfer

agent, dividend disbursing agent, registrar or custodian

having a partner, officer, or director who was also an

officer or director of the Corporation at any time during

such period, and shall set forth such other matters as

the Board of Directors or such independent firm of public

accountants shall determine.

Section 4. Approval of Firm of Independent

Public Accountants. At every annual meeting of the stock-

Holders of the Corporation there shall be submitted for

ratification or rejection the name of the firm of inde-

pendent public accountants which has been selected for

the current fiscal year in which such annual meeting is

held by a majority of those members of the Board of

Directors who are not investment advisors of, or affiliated

persons of an investment advisor of, or officers or employ-

ees of, the Corporation, as such terms are defined in the

Investment Company Act of 1940.

Section 5. Custodianship. All securities owned

by the Corporation shall be held by a custodian which shall

be a trust company or a national bank or brokerage house

of good standing, having a capital, surplus and undivided

profits or net worth aggregating not less than two million

dollars ($2,000,000). The terms of custody of such secur-

ities shall include provisions to the effect that the

custodian shall deliver securities owned by the Corporation

only (a) upon sales of such securities for the account of

the Corporation and receipt by the custodian of payment

therefor, (b) when such securities are called, redeemed

or retired or otherwise become payable, (c) for examina-

tion by any broker selling any such securities in accord-

ance with "street delivery" custom, (d) in exchange for

or upon conversion into other securities alone or other

securities and cash whether pursuant to any plan of merger,

consolidation, reorganization, recapitalization or readjust-

ment, or otherwise, (e) upon conversion of such securities

pursuant to their terms into other securities, (f) upon

exercise of subscription, purchase or other similar rights

represented by such securities, (g) for the purpose of

exchanging interim receipts or temporary securities for

definitive securities, (h) for the purpose of redeeming

in kind shares of the capital stock of the Corporation,

or (i) for other proper corporate purposes. Such terms

of custody shall also include provisions to the effect

that the custodian shall hold the securities of the Cor-

poration in a separate account or accounts and shall have

sole power to release and deliver any such securities and

draw upon any such account. Upon the resignation or

inability to serve of any such custodian the Corporation

shall (a) use its best efforts to obtain a successor

custodian, (b) require the cash and securities of the Cor-

poration held by the custodian to be delivered directly

to the successor custodian, and (c) in the event that no

successor custodian can be found, submit to the stockhold-

ers of the Corporation, before permitting delivery of such

cash and securities to anyone other than a successor

custodian, the question whether the Corporation shall be

dissolved or shall function without a custodian; provided,

however, that nothing herein contained shall prevent the

termination of any agreement between the Corporation and

any such custodian by the affirmative vote of the holders

of a majority of all the shares of the capital stock of

the Corporation at the time outstanding and entitled to

vote.

Section 6. Information to Accompany Dividends.

At the time of the payment by the Corporation of any

dividend to its stockholders, each stockholder to whom

such dividend is paid shall be notified of the account

or accounts from which it is paid and of the amount

thereof paid from each such account.

Section 7. Dividends. The total of cash

distributions to stockholders paid in respect of any one

fiscal year, subject to the exceptions noted below, shall

be approximately the sum of

(a) the net income for such fiscal year, deter-

Mined in accordance with good accounting practice

(which, if the Board of Directors so determines, may

include net amounts included as such accrued net

income in the price of shares of capital stock of

the Corporation issued or repurchased), exclusive of

profits or losses realized upon the sale of securities

or other property; plus

(b) the excess of profits over losses on sales

of securities or other property for such fiscal year.

Inasmuch as the computation of net income and

gains for Federal income tax purposes may vary from the

computation thereof on the books, the above provision shall

be interpreted to give to the Board of Directors the power

in its discretion to distribute for any fiscal year as

ordinary dividends and as capital gains distributions,

respectively, amounts sufficient to enable the Corporation

to avoid or reduce liability for taxes.

Section 8. Investment Restriction. The Cor-

poration shall not purchase or retain (except for such

period as may be reasonably necessary to effect an order-

ly disposition) in its portfolio securities of any person,

firm, association, corporation, syndicate, combination or

organization if any director or officer of the Corpora

tion or member of any Investment Committee of the Cor-

poration, or any member of a portfolio committee of any

manager, is a director or a person who performs similar

functions with respect to such person, firm, association,

corporation, syndicate, combination or organization.

ARTICLE VIII

Amendment of By-Laws

These By-Laws may be amended, altered, changed,

added to and repealed by the stockholders, or by major-

ity vote of the entire Board of Directors; but any such

alteration, amendment, addition or repeal of the By-Laws

by action of the Board of Directors may be altered or

repealed by the stockholders only upon the affirmative

vote of the holders of the majority of all the shares of

the capital stock of the Corporation at the time

outstanding and entitled to vote.